Exhibit 99.1

DESCRIPTION OF SABRA STOCK

The following is a summary description of the material terms of Sabra stock as will be set forth in Sabra’s charter and bylaws that will govern the rights of holders of Sabra common stock if the REIT Conversion is completed.

While the following attempts to describe the material terms of Sabra stock, the description may not contain all of the information that is important to you. You are encouraged to read the full text of Sabra’s charter and bylaws, forms of which are included as exhibits to the registration statement of which this proxy statement/prospectus is a part, as well as the provisions of applicable Maryland law.

General

At the time of the REIT Conversion Merger, Sabra’s authorized stock will consist of 125,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Based on the 74,772,768 shares of Sun common stock outstanding as of September 15, 2010, it is expected that Sabra will have 24,924,256 shares of common stock issued and outstanding upon completion of the REIT Conversion Merger. No shares of preferred stock of Sabra will be issued and outstanding at the time of the REIT Conversion Merger.

Common Stock

All of the shares of Sabra common stock issued in the REIT Conversion Merger will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of Sabra stock and the provisions of Sabra’s charter that will restrict transfer and ownership of its stock, the holders of shares of Sabra common stock generally will be entitled to receive dividends on such stock out of assets legally available for distribution to the stockholders when, as and if authorized by Sabra’s board of directors and declared by Sabra. The holders of shares of Sabra common stock will also be entitled to share ratably in Sabra’s net assets legally available for distribution to the stockholders in the event of Sabra’s liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities.

Subject to the rights of any other class or series of Sabra stock and the provisions of Sabra’s charter that will restrict transfer and ownership of its stock, each outstanding share of Sabra common stock will entitle the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of Sabra common stock will possess the exclusive voting power. Under Sabra’s charter there will be no cumulative voting in the election of its board of directors. Sabra’s bylaws will require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of shares affirmatively voted “against” that nominee in order for that nominee to be elected.

Holders of shares of Sabra common stock will generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any of Sabra’s securities. Subject to the provisions of Sabra’s charter that will restrict transfer and ownership of its stock, all shares of Sabra common stock will have equal dividend, liquidation and other rights.

Preferred Stock

Under Sabra’s charter, its board of directors may from time to time establish and cause Sabra to issue one or more classes or series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such classes or series.

Power to Reclassify Sabra’s Unissued Shares

Sabra’s board of directors will have the power, without stockholder approval, to amend Sabra’s charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to authorize Sabra to issue additional authorized but unissued shares of its common stock or preferred stock and to classify and reclassify any unissued shares of Sabra common stock or preferred stock into other classes or series of stock, including one or more classes or series of common stock or preferred stock that have priority with respect to voting rights, dividends or upon liquidation over shares of Sabra common stock. Prior to the issuance of shares of each new class or series, Sabra’s board of directors will be required by the MGCL and its charter to set, subject to the provisions of Sabra’s charter regarding restrictions on transfer and ownership of its stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each class or series of stock.

Restrictions on Transfer and Ownership of Sabra Stock

In order for Sabra to qualify as a REIT under the Code, its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Sabra stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify as a REIT, Sabra must satisfy other requirements as well. See “Material U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Considerations Relating to Sabra—Taxation of Sabra as a REIT.”

Sabra’s charter will contain restrictions on the transfer and ownership of its stock. The relevant sections of its charter will provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value or number of shares, whichever is more restrictive, of Sabra’s outstanding common stock or more than 9.9% in value of Sabra’s outstanding stock. These limits are collectively referred to as the “ownership limits.” The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of Sabra’s outstanding common stock or less than 9.9% of Sabra’s outstanding stock, or the acquisition of an interest in an entity that owns, actually or constructively, Sabra stock, could, nevertheless, cause the acquiror, or another individual or entity, to own constructively shares of Sabra’s outstanding stock in excess of the ownership limits.

Sabra’s board of directors will be able to, upon receipt of certain representations and agreements and in its sole and absolute discretion, prospectively or retroactively, exempt a person from the ownership limits or establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in Sabra being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limits or creating an excepted holder limit, Sabra’s board of directors will be able to, but is not required to, require an IRS ruling or opinion of counsel satisfactory to Sabra’s board of directors (in its sole discretion) as it may deem necessary or advisable to determine or ensure Sabra’s status as a REIT.

Sabra’s board of directors will also be able to, from time to time, increase or decrease the ownership limits unless, after giving effect to the increased or decreased ownership limits, five or fewer persons could beneficially own or constructively own, in the aggregate, more than 49.9% in value of Sabra’s outstanding stock or Sabra would otherwise fail to qualify as a REIT. Decreased ownership limits will not apply to any person or entity whose ownership of Sabra stock is in excess of the decreased ownership limits until the person or entity’s ownership of Sabra stock equals or falls below the decreased ownership limits, but any further acquisition of Sabra stock will be in violation of the decreased ownership limits.

Sabra’s charter will also prohibit:

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any person from beneficially or constructively owning shares of Sabra stock to the extent such beneficial or constructive ownership would result in Sabra being “closely held” under Section 856(h) of the Code or otherwise cause Sabra to fail to qualify as a REIT;

•	any person from transferring shares of Sabra stock if the transfer would result in shares of Sabra stock being beneficially owned by fewer than 100 persons;

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any person from beneficially or constructively owning shares of Sabra stock to the extent such beneficial or constructive ownership would result in Sabra constructively owning 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; and

•

any person from constructively owning shares of Sabra stock to the extent such constructive ownership would cause any “eligible independent contractor” that operates a “qualified health care property” on behalf of a “taxable REIT subsidiary” of Sabra (as such terms are defined in Sections 856(d)(9)(A), 856(e)(6)(D)(i) and 856(l) of the Code, respectively) to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Sabra stock that will or may violate the ownership limits, or any of the other restrictions on transfer and ownership of Sabra stock, and any person who is the intended transferee of shares of Sabra stock that are transferred to the charitable trust described below, will be required to give immediate written notice and, in the case of a proposed transaction, at least 15 days prior written notice, to Sabra and provide Sabra with such other information as it may request in order to determine the effect of the transfer on its status as a REIT. The provisions of Sabra’s charter regarding restrictions on transfer and ownership of its stock will not apply if Sabra’s board of directors determines that it is no longer in Sabra’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any attempted transfer of Sabra stock which, if effective, would result in Sabra stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of Sabra stock which, if effective, would violate any of the other restrictions described above will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The trustee of the trust will be appointed by Sabra and will be unaffiliated with Sabra and any proposed transferee of the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Shares of Sabra stock held in the trust will be issued and outstanding shares. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on transfer and ownership of Sabra stock, then the transfer of the shares will be null and void.

The proposed transferee will not benefit economically from ownership of any shares of Sabra stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to Sabra’s discovery that shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion, to rescind as void any vote cast by a proposed transferee prior to Sabra’s discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if Sabra has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If Sabra’s board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on transfer and ownership of its stock set forth in its charter, Sabra’s board of directors or such committee may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing Sabra to redeem shares of stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer; provided, however, that any transfer or other event in violation of the above restrictions shall automatically result in the transfer to the trust described above, and, where applicable, such transfer or other event shall be null and void as provided above irrespective of any action or non-action by Sabra’s board of directors or any committee or designee thereof.

Shares of stock transferred to the trustee will be deemed offered for sale to Sabra, or its designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price of such stock at the time of such devise or gift) and (ii) the market price of such stock on the date Sabra, or its designee, accepts such offer. Sabra will have the right to accept such offer until the trustee has sold the shares held in the charitable trust which are discussed below. Upon a sale to Sabra, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will be required to distribute the net proceeds of the sale to the proposed transferee and any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If Sabra does not buy the shares, the trustee will be required, within 20 days of receiving notice from Sabra of a transfer of shares to the trust, to sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits, or the other restrictions on transfer and ownership of Sabra stock. After selling the shares, the trustee will be required to distribute to the proposed transferee an amount equal to the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held by the trust (e.g., in the case of a gift, devise or other such transaction), the market price of such stock on the day of the event causing the shares to be held by the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. If the proposed transferee sells such shares prior to the discovery that such shares have been transferred to the trustee, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that such proposed transferee would have received if such shares had been sold by the trustee, such excess shall be paid to the trustee upon demand.

Any certificates representing shares of Sabra stock will bear a legend referring to the restrictions on transfer and ownership described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of Sabra stock, within 30 days after the end of each taxable year, will be required to give Sabra written notice stating the person’s name and address, the number of shares of each class and series of Sabra stock that the person beneficially owns, a description of the manner in which the shares are held and any additional information that Sabra requests in order to determine the effect, if any, of the person’s beneficial ownership on Sabra’s status as a

REIT and to ensure compliance with the ownership limits. In addition, any beneficial owner or constructive owner of shares of Sabra stock and any person or entity (including the stockholder of record) who holds shares of Sabra stock for a beneficial owner or constructive owner will be required to, on request, disclose to Sabra in writing such information as Sabra may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of Sabra stock on its status as a REIT and to comply, or determine its compliance with, the requirements of any governmental or taxing authority.

The restrictions on transfer and ownership described above could have the effect of delaying, deferring or preventing a change of control in which holders of shares of Sabra might receive a premium for their shares over the then prevailing price.

Amendments to Sabra’s Charter and Bylaws and Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Sabra’s charter will provide that the affirmative vote of at least a majority of the votes entitled to be cast on the matter will be required to approve all charter amendments or extraordinary actions. However, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Sabra’s board of directors will have the exclusive power to adopt, alter or repeal any provision of Sabra’s bylaws and to adopt new bylaws.

Removal of Directors; Vacancies on Sabra’s Board of Directors

Sabra’s charter will provide that, subject to the rights of holders of any class or series of stock separately entitled to elect one or more directors, a director may be removed with or without cause, by the affirmative vote of a majority of the combined voting power of all classes of stock entitled to vote in the election of directors, voting as a single class. Sabra has elected to be subject to certain provisions of the MGCL, as a result of which Sabra’s board of directors will have the exclusive power to fill vacancies on the board of directors.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, a board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Sabra’s board of directors has not opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will apply to business combinations between Sabra and any interested stockholder of Sabra. In connection with the approval of the REIT Conversion Merger, the board of directors of Sabra has exempted all holders of Sabra common stock who beneficially own, directly or indirectly, ten percent or more of Sabra common stock immediately following the REIT Conversion Merger unless and until such holders acquire any additional shares of Sabra common stock. The five-year moratorium and supermajority vote requirements will not apply to business combinations between Sabra and any such exempted holder unless such holder acquires any additional shares of Sabra common stock.

Sabra will be subject to the business combination provisions described above. However, Sabra’s board of directors may elect to opt out of the business combination provisions at any time in the future.

Control Share Acquisitions

Maryland law provides that issued and outstanding control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction or waiver of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the special meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Sabra’s bylaws will contain a provision that will exempt from the control share acquisition statute any and all acquisitions by any person of shares of Sabra stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified, and

•	a majority requirement for the calling of a special meeting of stockholders.

Sabra’s charter will provide that, at such time as it is eligible to make a Subtitle 8 election, it elects to be subject to the provisions of Subtitle 8 that vests in the board the exclusive power to fix the number of directorships and requires that vacancies on the board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in Sabra’s bylaws unrelated to Subtitle 8, Sabra will require, unless called by Sabra’s chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders.

Special Meetings of the Stockholders

Sabra’s chairman, chief executive officer, president or board of directors will have the power to call a special meeting of its stockholders. A special meeting of Sabra’s stockholders to act on any matter that may properly be brought before a meeting of stockholders will also be called by its secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by Sabra’s bylaws. The secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including its proxy materials), and the requesting stockholder will be required to pay such estimated cost to the secretary prior to the preparation and mailing of any notice for such special meeting.

Advance Notice of Director Nomination and New Business

Sabra’s charter and bylaws will provide that, at any annual meeting of stockholders, nominations of individuals for election to the board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to Sabra’s notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of directors or on such other proposed business and who has complied with the advance notice procedures of Sabra’s bylaws. The stockholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of Sabra’s proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting.

Only the business specified in Sabra’s notice of meeting may be brought before any special meeting of stockholders. Sabra’s bylaws will provide that nominations of individuals for election to Sabra’s board of directors at a special meeting of stockholders may be made only (i) by or at the direction of its board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by any stockholder of record at the time of provision of the notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in Sabra’s bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by Sabra’s bylaws, is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special predecessor in any of the capacities described above and any employee or agent of Sabra or its predecessor.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford Sabra’s board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by Sabra’s board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting stockholder meetings.

Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The restrictions on transfer and ownership of Sabra stock will prohibit any person from acquiring more than 9.9% of its outstanding common stock or more than 9.9% of its outstanding stock without prior approval of its board of directors. The business combination statute may discourage others from trying to acquire more than 10% of Sabra stock without the advance approval of Sabra’s board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of Sabra. Because the board of directors of Sabra can approve exceptions to the ownership limits and exempt transactions from the business combination statute, the ownership limits and the business combination statute will not interfere with a merger or other business combination approved by Sabra’s board of directors. The power of Sabra’s board of directors to classify and reclassify unissued common stock or preferred stock, and authorize Sabra to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.

These provisions, along with other provisions of the MGCL and Sabra’s charter and bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the supermajority vote that will be required to amend certain provisions of Sabra’s charter, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control of Sabra that might involve a premium price for shares of Sabra common stockholders or otherwise be in the best interest of Sabra’s stockholders, and could increase the difficulty of consummating any offer.

Transfer Agent and Registrar

The transfer agent and registrar for Sabra common stock is expected to be American Stock Transfer.

Listing

Shares of Sabra common stock are expected to be listed and trade on the NASDAQ Global Select Market following the REIT Conversion Merger using the symbol “SBRA.”

Indemnification of Directors and Executive Officers

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty which is established by a final judgment and is material to the cause of action. Sabra’s charter will contain a provision that will limit, to the maximum extent permitted by Maryland statutory or decisional law, the liability of its directors and officers to Sabra and its stockholders for money damages.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which Sabra’s charter will not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Sabra’s charter requires, to the maximum extent permitted by Maryland law, Sabra to indemnify and to pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and, at Sabra’s request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member, manager, employee or agent from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. Sabra’s charter and bylaws will also permit it to indemnify and advance expenses to any individual who served its predecessor in any of the capacities described above and any employee or agent of Sabra or its predecessor.

Sabra will enter into indemnification agreements with each of its executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of Sabra. Sabra also will maintain insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising from this status.